                               __________________

                                  Exhibit 10(i)

                                  AMENDMENT TO
                                CREDIT AGREEMENT

     THIS AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of
February 28, 2001, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association, successor by merger to NationsBank, N.A.) (the
“Bank”).

                                 Recitals

     A. The Borrower and the Bank are parties to that certain Credit Agreement dated as of March 31, 1996, as amended from time to time (the “Credit
Agreement”), pursuant to which the Bank has made a revolving credit facility available to the Borrower.

     B. The Borrower has requested certain changes in the terms of the Credit
Agreement, and the Bank is willing to agree to those changes on the terms and conditions set forth herein.

                                Agreement

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties do hereby agree as follows:

     1. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Credit Agreement.

     2. Section 1.01 of the Credit Agreement is hereby amended as follows:

          (a) the definition of “Tranche B Termination Date” is hereby amended and restated in it entirety to read as follows:

          “‘Tranche B Termination Date’ means June 25, 2001, or
     such earlier date as the Tranche B Commitment is terminated pursuant to this Agreement.”

     3. The Borrower hereby represents and warrants to the Bank that:

     (a) this Agreement has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as limited by: (i) the Bankruptcy Code of the United States of
America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; and (ii) general principles of equity;

     (b) the representations and warranties of Borrower set forth in Article V of the Credit Agreement (other than any representations and warranties that relate exclusively to a prior date, which representations and warranties were true and correct in all material respects as of such prior date), are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date; and

     (c) no Default or Event of Default under the Credit Agreement has occurred and is continuing or will result from the execution and delivery of this
Amendment.

     4. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina. As expressly amended hereby, the Credit
Agreement is hereby ratified and confirmed and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

                                   FAMILY DOLLAR STORES, INC.

                                   By: /s/ C. Martin Sowers
                                           C. MARTIN SOWERS
                                           Senior Vice President-Finance

                                   BANK OF AMERICA, N.A.

                                   By: /s/ Timothy H. Spanos
                                           TIMOTHY H. SPANOS
                                           Managing Director